Exhibit 10.46

FIRST AMENDMENT TO THE
ADVANCE AUTO PARTS, INC.
EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated Effective as of May 15, 2012)

WHEREAS, Advance Auto Parts, Inc., a Delaware Corporation, (the “Company”), sponsors the Advance Auto Parts, Inc. Employee Stock Purchase Plan (the “Plan”) to encourage and enable eligible employees of the Company and its participating subsidiaries the opportunity to acquire a proprietary interest in the Company through the purchase of the Company’s stock at a discount; and
WHEREAS, the Compensation Committee of the Board of Directors of the Company has authorized and approved an amendment of the Plan to remove the exclusion of participating rights of employees who work 20 hours or less per week.
NOW, THEREFORE, in consideration of the foregoing, Section 2(k) of the Plan is hereby amended as prescribed below, effective for quarterly stock purchase offering periods commencing on or after April 1, 2014.
SECTION 2. DEFINITIONS. For purposes of the Plan, the following terms shall have the following meanings:
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(k)    “Eligible Employee” means each employee (as defined for purposes of Section 423 of the Code) of a Participating Employer who has been employed by such employer at least thirty days prior to the beginning of each Offering Period, except the following:
(i)    An employee who would own (immediately after the grant of an option under this Plan) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company based on the rules set forth in Section 423(b)(3) and Section 424 of the Code.
(ii)    A highly compensated employee (as defined under Section 414(q) of the Code) of the Participating Employer (i) who is an officer or required to file statements under Section 16(a) of the Securities Exchange Act of 1934 or (ii) whose compensation equals or exceeds any threshold established by the Committee, if the Committee has determined in its discretion to exclude under this Plan some or all such highly compensated employees for a particular Offering Period; provided, however, that any such exclusion shall be applied in an identical manner to all highly compensated employees of every Participating Employer in that Offering Period.
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Pursuant to the authority granted by the Compensation Committee of the Board of Directors of Advance Auto Parts, Inc. under its resolutions adopted on __________________, 2014, the undersigned hereby executes this First Amendment to the Advance Auto Parts, Inc. Employee Stock Purchase Plan on behalf of Advance Auto Parts, Inc.

ADVANCE AUTO PARTS, INC.

By:
Tammy Finley
SVP, Human Resources

Dated:      , 2014